Exhibit 16.1

John Kinross Kennedy, C.P.A.

17848 Skypark Circle, Suite C

Irvine, CA  92614-6401

(949) 955-2522.  Fax (949) 724-3817

jkinross@zamucen.com

March 22, 2013

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

I have read Item 4.01 of Kabe Exploration, Inc. (the “Company”) Form 8-K dated March 22, 2013, and am in agreement with the statements relating only to John Kinross-Kennedy contained therein. I have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA